UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

Viemed Healthcare, Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Rd. Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)
(337) 504-3802
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	VMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 6, 2025, Viemed, Inc. (the “Borrower”), and certain subsidiaries of the Borrower, as guarantors (the "Guarantors"), all of which are wholly-owned subsidiaries of Viemed Healthcare, Inc. (the "Company"), entered into a Second Amendment (the "Second Amendment") to the Credit Agreement dated as of November 29, 2022 (the "Credit Agreement") by and among the Borrower, the Guarantors, Regions Bank, as administrative agent and collateral agent, and the other lenders party thereto.

Pursuant to the Second Amendment, the Credit Agreement was amended to increase the permitted amount of restricted payments that may be made by the Company and its subsidiaries (including with respect to the share repurchase program, the details of which are summarized in Item 8.01 below), subject to specified conditions, and to make other conforming and administrative changes.

The foregoing description of the Second Amendment and the Credit Agreement is qualified in its entirety by reference to the Second Amendment and the Credit Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure

Press Release

On June 9, 2025, the Company issued a press release announcing that its Board of Directors has approved a share repurchase program, the details of which are summarized in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Presentation

The Company also expects to use the presentation attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Deck Presentation”) and incorporated herein by reference, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others. The Investor Deck Presentation is also available on the Company’s website, https://www.viemed.com/investors.

The information contained in the Investor Deck Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Investor Deck Presentation, except as required by law although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events

On June 6, 2025, the Company's Board of Directors authorized a share repurchase program, effective through June 2026. Under the terms of the program, the Company may repurchase up to 1,976,441 of its common shares from time to time through open market purchases, block purchases or otherwise in accordance with applicable securities laws, including Rule 10b-18 of the Exchange Act.

Certain statements contained in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”), including statements regarding potential repurchases by the Company of its common shares. By their nature, forward-looking statements are subject to risks, uncertainties, and contingencies, including the market price of the common shares, the availability of common shares for repurchase and the available funds for the repurchase of common shares. The Company does not undertake to update any forward-looking statements, including those contained in this Current Report on Form 8-K. For further information regarding risks and uncertainties associated with the Company, please refer to the “Risk Factors” section of the Company’s SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1
Second Amendment to Credit Agreement dated November 29, 2022, among Viemed Inc. as borrower, certain subsidiaries of Viemed, Inc., as guarantors, the lenders from time to time party thereto, and Regions Bank, as administrative agent and collateral agent, effective June 6, 2025.

10.2
Credit Agreement, dated November 29, 2022, among Viemed, Inc., as borrower, certain subsidiaries of Viemed, Inc., as guarantors, the lenders from time to time party thereto, and Regions Bank, as administrative agent and collateral agent. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 29, 2022.

99.1	Press Release dated June 9, 2025.
99.2	Viemed Investor Deck Presentation June 2025
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2025

VIEMED HEALTHCARE, INC.

By:	/s/ Trae Fitzgerald
Trae Fitzgerald
Chief Financial Officer